SECURITIES AND EXCHANGE COMMISSION


                               Washington, D.C. 20549


                                     FORM 8-K


                                  CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)-October 16, 1998


                               VALLEY NATIONAL BANCORP
              (Exact Name of Registrant as Specified in Charter)


                                    NEW JERSEY
               (State or Other Jurisdiction of Incorporation)


               0-11179                           22-2477875
       (Commission File Number)     (IRS Employer Identification No.)


                  1455 Valley Road, Wayne, New Jersey 07470
                   (Address of Principal Executive Offices)


                               (973) 305-3380
                        (Registrant's Telephone Number)

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Item 5.     Other Events.

         Effective as of the close of business on October 16, 1998, Valley National Bancorp ("Valley") consummated its previously announced merger with Wayne Bancorp, Inc. ("Wayne") whereby Wayne was merged (the "Merger") with and into Valley pursuant to the Agreement and Plan of Merger dated as of May 29, 1998 among Valley, Valley National Bank ("VNB"), Wayne and Wayne Savings Bank, F.S.B. (the "Bank"). In accordance with a separate merger agreement, the Bank merged with and into VNB immediately following consummation of the Merger. The merger increases Valley's asset size by 5 percent to $5.3 billion and its branch network to 104 offices. As a result of the Merger, Wayne's shareholders received 1.1 shares of Valley common stock for each share of Wayne common stock.

Item 7. Exhibits.

         99        Press Release dated October 19, 1998.

                           SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                           VALLEY NATIONAL BANCORP


         Dated:  October 20, 1998          By: /s/ Alan D. Eskow
                                               Principal Accounting Officer
                                               And Corporate Secretary

                              INDEX TO EXHIBITS

Exhibit No.            Description

     99                Press Release dated October 19,  1998


                                                              Exhibit 99


CONTACT:        ALAN D. ESKOW                                 (973) 305-4003
                SENIOR VICE PRESIDENT


For Immediate Release:     October 19, 1998

                   VALLEY NATIONAL BANCORP COMPLETES WAYNE MERGER


WAYNE, NJ-- Gerald H. Lipkin, Chairman, President and Chief Executive officer of Valley National Bancorp (NYSE:VLY) announced today the completion, as of the close of business Friday, October, 16, 1998, of the previously announced merger with Wayne Bancorp, Inc.(Wayne), based in Wayne, New Jersey.

As a result of the merger, Wayne shareholders received 1.1 shares of Valley common stock for each share of Wayne common stock that they own. Wayne has 2,183,392 outstanding shares of common stock, resulting in the issuance of 2,401,731 shares of Valley Common Stock, less fractional shares paid out in cash at $28.30.

Wayne Savings Bank, FSB, its principal subsidiary, has approximately $272 million in assets and operates six branch offices in Passaic, Bergen and Essex counties. In conjunction with the merger, Valley expects to incur a 4th quarter charge of approximately $3.0 million, net of tax, for one-time merger related and restructuring charges, including costs related to branch closings, officer and director compensation and pension arrangements, and professional and investment banking fees related to the merger.

Lipkin noted, "The merger with Wayne is consistent with Valley's strategy of growth within New Jersey through acquisitions of other strong financial institutions. It will expand Valley's substantial branch network in Passaic county."

The merger increases Valley's total assets to approximately $5.3 billion and its branch network to 104 branches in 70 communities and 10 counties.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, successful completion of the implementation of Year 2000 technology changes, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time.